SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant:  ☒                             Filed by a Party other than the Registrant:  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AMTRUST FINANCIAL SERVICES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
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The following slide was added to the Company’s previously filed materials and is being used in presentations to investors.

AmTrust Clearly Informed Market Participants About Record Date of April 5, 2018 AmTrust’s record date of April 5, 2018 for its upcoming Special Meeting on June 4, 2018 was set and announced in accordance with applicable NASDAQ rules and law. The Company conducted a broker search 20 business days before the record date as required by SEC rules, and thus the record date would have been available to market participants through "a simple phone call," as acknowledged by proxy advisory firm ISS. Screenshot of Broadridge website in which the record date is clearly published: